CONSENT OF PRACTUS, LLP COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 10 to the Registration Statement of Wildermuth Endowment Fund (333-191152), on Form N-2 under the Securities Act of 1933, as amended.

Practus, LLP

By: /s/ John H. Grady
Partner

Bryn Mawr, PA

August 27, 2020